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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



         Date of report (date of earliest event reported): July 13, 1998



                         CANDLEWOOD HOTEL COMPANY, INC.
               (Exact name of Registrant as specified in charter)



            DELAWARE                  0-12708                  48-1188025
(State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
      of incorporation)                                   Identification Number)



   LAKEPOINT OFFICE PARK, 9342 EAST CENTRAL                       67206
                WICHITA, KANSAS                                 (Zip Code)
   (Address of principal executive offices)



       Registrant's telephone number, including area code: (316) 631-1300


                                      None
          (Former name or former address, if changed since last report)

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ITEM 5.        OTHER EVENTS

               In two closings, on July 13, 1998 and August 3, 1998 Candlewood Hotel Company, Inc., a Delaware corporation ("the Company") completed a private placement (the "Private Placement") whereby the Company issued 42,000 shares of its Series B Cumulative Convertible Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock"), at a price of $1,000 per share and warrants exercisable for 336,000 shares of the Company's Common Stock, par value $.01 per share (the "Warrants"). The Series B Preferred Stock and Warrants were issued pursuant to a Securities Purchase Agreement dated as of June 30, 1998 (the "Securities Purchase Agreement"). On July 13, 1998, the Company issued 39,210 shares of Series B Preferred Stock and 313,680 Warrants in return for proceeds of $39,210,000, and on August 3, 1998, the Company issued 2,790 shares of Series B Preferred Stock and 22,320 Warrants in return for proceeds of $2,790,000. The purchasers of the Series B Preferred Stock (the "Purchasers") consisted of a group of institutional investors and individuals who are "accredited investors" within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"). In connection with the Private Placement, the Company paid cash in the aggregate amount of $420,000 to the Purchasers as a financing fee and a placement fee to Donaldson, Lufkin & Jenrette Securities Corporation. The Company intends to use the net proceeds of the Private Placement, after the payment of expenses, to support the Company's national expansion through the development of Company-owned Candlewood hotels and for general working capital purposes.

               The rights of the Purchasers as holders of the Series B Preferred Stock are set forth in the Company's Certificate of Incorporation, as amended by the Certificate of Designations of Series B Cumulative Convertible Preferred Stock which was filed with the Secretary of State of Delaware on July 13, 1998. The holders of the Series B Preferred Stock are entitled to a preferential quarterly dividend equal to 7.5% of the Stated Value (initially $1,000.00 per share, subject to adjustment), payable quarterly beginning on August 31, 1998. The Certificate of Designation provides for conversion of the Series B Preferred Stock into Common Stock of the Company, upon the election of the holders, at a price of $9.50 per share of Common Stock, subject to certain anti-dilution adjustments (the "Conversion Price"). The Series B Preferred Stock will automatically convert into Common Stock subsequent to March 31, 2000 at the then applicable Conversion Price if the Common Stock has traded for 20 consecutive days with an average trading volume of at least 300,000 shares per day at not less than 200% of the Conversion Price or upon the effectiveness of a registration statement for an underwritten offering at a per share price of not less than 200% of the Conversion Price covering up to 50% of the shares of common stock issuable upon conversion of the then outstanding Series B Preferred Stock. Holders of Series B Preferred Stock have a liquidation preference equal to $1,000.00 per share plus any accrued but unpaid dividends (the "Liquidation Preference Price"). With certain limited exceptions, in the event of a change of control of the Company, the Company shall offer to purchase all of the outstanding shares of Series B Preferred Stock at the greater of (i) 175% of the Stated Value or (ii) the Liquidation Preference Price. The Purchasers have agreed that they will forfeit their preferential rights in certain cases if they are a member of a group which causes a change of control of the Company prior to August 27, 1999. The Company is required to


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redeem the Series B Preferred Stock on September 30, 2004 for the Liquidation
Preference Price and may redeem after September 30, 1999, at its election, for 200% of the Liquidation Preference Price.

               Holders of Series B Preferred Stock have the right to vote with the Common Stock and the Company's Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock") on an as-if-converted basis. Approval of the majority of the outstanding Series B Preferred Stock will be required for any change in the Company's Restated Certificate of Incorporation which would
(i) adversely affect the holders of the Series B Preferred Stock; (ii) create any class or series of stock which is senior to or on parity with the Series B Preferred Stock with respect to voting rights, dividends or liquidation preference or (iii) affect any redemption or repurchase of any capital stock of the Company junior to the Series B Preferred Stock. The Certificate of Designation also provides the Holders of the Series B Preferred Stock with protection from certain dilutive share issuances and other events.

               In connection with the Private Placement, the Company entered into an Amended and Restated Registration Rights Agreement dated as of July 10, 1998 with the holders of the Series B Preferred Stock and the Series A Preferred Stock. Pursuant to the terms of this agreement the holders of the Series B Preferred Stock and Series A Preferred Stock have certain rights in respect of
(i) demand registrations with net offering proceeds exceeding $20,000,000 per demand registration, (ii) shelf registrations with net offering proceeds exceeding $2,500,000 per shelf registration, and (iii) "piggyback" registration rights in connection with certain public distributions.

               The Warrants are exercisable into Common Stock at an exercise price of $12.00 per share, subject to certain anti-dilution adjustments and expire on July 13, 2005.

               In accordance with the Securities Purchase Agreement, the Board of Directors voted on June 30, 1998 to amend the Company's Bylaws to increase the size of the Board of Directors from ten to twelve members. In connection with the Private Placement, one nominee selected by certain of the Purchasers and one additional independent director will be elected as new members of the Board of Directors. The Purchasers of the Series B Preferred Stock shall continue to be entitled to nominate one individual to serve on the Company's Board of Directors. The Purchasers of the Series B Preferred Stock, the holders of the Series A Preferred Stock, Doubletree Corporation and certain members of management have agreed to vote for each other's nominees for the Board of Directors pursuant to an Amended and Restated Stockholders Agreement dated as of July 10, 1998.



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ITEM 7.        FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS.

(c)     Exhibits

Exhibit Number     Description of Document
3                  Amended Bylaws of the Company

4.1                Certificate of Designations, Preferences and Relative,
                   Participating, Optional and Other Special Rights of Preferred
                   Stock and Qualifications, Limitations and Restrictions Thereof of
                   Series B Cumulative Convertible Preferred Stock

4.2                Certificate of Amendment of Certificate of Designations, Preferences
                   and Relative, Participating, Optional and Other Special Rights of
                   Preferred Stock and Qualifications, Limitations and Restrictions
                   Thereof of Series A Cumulative Convertible Preferred Stock

4.3                Form of Warrant

4.4                Amended and Restated Registration Rights Agreement dated as of
                   July 10, 1998

10.1               Securities Purchase Agreement dated as of June 30, 1998

10.3               Amended and Restated Stockholders Agreement dated as of
                   July 10, 1998

99.1               Press Release, dated July 15, 1998, announcing completion of the first closing

99.2               Press Release, dated August 4, 1998, announcing completion of the second closing










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                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 6, 1998                      CANDLEWOOD HOTEL COMPANY, INC.


                                            By:    /S/ JACK P. DEBOER
                                                   ----------------------------
                                            Name:  Jack P. DeBoer
                                            Title: Chief Executive Officer